Exhibit 4.3(b)

WARRANT AGREEMENT
This Warrant Agreement (the “Warrant Agreement”) is being entered into as of the 1st day of July 2013 between Masonite International Corporation, a company existing under the laws of British Columbia (the “Company”) and CIBC Mellon Trust Company, a trust company existing under the laws of Canada (“CIBC Mellon”), in connection with the replacement of the Original Warrant Agent (as defined below) in the Original Warrant Agreement (as defined below) with CIBC Mellon (the “Warrant Agent”).
WHEREAS a Warrant Agreement (the “Original Warrant Agreement”) was made as of the 9th day of June 2009 between Masonite International Corporation (formerly, Masonite Worldwide Holdings Inc.), a corporation existing under the laws of British Columbia (the “Company”), and Computershare Trust Company of Canada (the “Original Warrant Agent”). Each capitalized term used herein but not defined herein shall have the meaning ascribed to it in the Joint Plan of Reorganization pursuant to Chapter 11 of the U.S. Bankruptcy Code confirmed on May 29, 2009 (the “Plan”).
WHEREAS, on March 16, 2009, Masonite Corporation and its debtor subsidiaries (collectively, “Masonite”) filed petitions with the United States Bankruptcy Court, Southern District of New York under chapter 11 of the United States Code, 11 U.S.C. §§ 101-1330.
WHEREAS, on June 9, 2009, the Company issued an aggregate of 27,500,005 shares of New Common Stock (as defined in the Plan) pursuant to the order of the United States Bankruptcy Court, Southern District of New York in In re Masonite Corporation, et al., Case No. 09-10844 (PJW), and the Plan confirmed therein in connection with the reorganization of Masonite under Title 11 of the United States Code;
WHEREAS, the Company issued, at the Effective Date (as defined in the Plan), warrants that will expire on June 9, 2014 (the “2014 Warrants”) and warrants that will expire on June 9, 2016 (the “2016 Warrants and collectively, the “Warrants”) to purchase, in the aggregate, 5,833,335 shares of New Common Stock at an exercise price of $55.31 per share, subject to adjustments in accordance with the terms of the Warrants, to all Holders of Senior Subordinated Notes Claims (as defined in the Plan) in Masonite (Class 4) pursuant to the terms and conditions of the Warrants;
WHEREAS, the Company and the Original Warrant Agent entered into the Original Warrant Agreement in respect of the Original Warrant Agent’s willingness to act on behalf of the Company in connection with the issuance, registration, transfer, exchange, call, exercise and cancellation of the Warrants;
WHEREAS, all acts and things were done and performed which were necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Original Warrant Agent, as provided in the Original Warrant Agreement, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of the Original Warrant Agreement;

WHEREAS effective June 21, 2011, the exercise price for the Warrants was reduced by US$4.54 as a result of a return of capital from the Company of an equal amount that was distributed on June 21, 2011 to shareholders of the Company on record as of May 17, 2011; and accordingly, the new exercise price for the Warrants, effective immediately following this adjustment, is US$50.77;
WHEREAS effective June 30, 2013, in connection with the resignation of the Original Warrant Agent, the Original Warrant Agent will cease to act as agent on behalf of the Company in connection with the issuance, registration, transfer, exchange, call, exercise and cancellation of the Warrants;
WHEREAS the Company desires CIBC Mellon to act on behalf of the Company, and CIBC Mellon is willing to so act, in connection with the Warrants and in replacement of the Original Warrant Agent
WHEREAS the parties hereby desire to enter into this Warrant Agreement to reflect the new replacement agent, however all other terms and conditions herein relating to the Warrants, including without limitation the due issuance and authorization relating thereto, shall continue as if in effect from the date the Original Warrant Agreement was entered into;
WHEREAS all acts and things have been done and performed which are necessary to authorize the execution and delivery of this Agreement;
WHEREAS for greater certainty, for purposes herein, the term Warrant Agent shall refer to CIBC Mellon, as current agent on behalf of the Company in connection with the Warrants;
WHEREAS, the foregoing recitals are made as statements and representations of fact by the Company and not the Warrant Agent.
NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:
ARTICLE I

APPOINTMENT OF WARRANT AGENT

Section 1.1    Appointment. The Company hereby appoints the Warrant Agent to act as the registrar and transfer agent of the Warrants and the office of the Warrant Agent in Vancouver, British Columbia as the warrant agency (the “Warrant Agency”) at which certificates evidencing Warrants may be surrendered for exchange or transfer or at which Warrants may be exercised. The Company, with the approval of the Warrant Agent, may from time to time designate alternate or additional places as the Warrant Agency and shall give notice to the Warrant Agent of any change of the Warrant Agency. The Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

ARTICLE II

WARRANTS

Section 2.1    Issue of Warrants. The Warrants are hereby created and authorized to be countersigned and issued hereunder, upon and subject to the terms and conditions of this Agreement. Subject to compliance with the terms and conditions of this Agreement, the certificates, if any, representing such Warrants shall be countersigned, if applicable, by the Warrant Agent upon receipt by the Warrant Agent of a written order of the Company to such effect.

Section 2.2    Warrant Certificates.

(a)On the terms and subject to the conditions of this Agreement and in accordance with the terms of the Plan and the Warrants, on the Effective Date or a date that is as soon as reasonably practicable after the Effective Date, the Company will issue or cause to be issued one or more global certificates (the “Global Warrant Certificates”) evidencing each of the 2014 Warrants and the 2016 Warrants in substantially the form set forth in Exhibit A attached hereto, and registered in the name of Cede & Co., as the nominee of The Depository Trust Company (the “Depository”). Each Global Warrant Certificate shall represent such number of the outstanding 2014 Warrants and the 2106 Warrants, respectively, as specified therein, and each shall provide that it shall represent the aggregate amount of outstanding 2014 Warrants and the 2016 Warrants, respectively, from time to time endorsed thereon and that the aggregate amount of outstanding 2014 Warrants and the 2016 Warrants, respectively, represented thereby may from time to time be reduced or increased, as appropriate, in accordance with the terms of the Warrants.

(b)Subject to this Agreement, each of the 2014 Warrants and the 2016 Warrants shall be issued in the form of the Global Warrant Certificates, with the forms of election to exercise and of assignment printed on the reverse thereof, in substantially the form set forth in Exhibit A attached hereto. The Global Warrant Certificates may bear such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement and the Warrant, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, consistently herewith, or, be determined by the Appropriate Officers executing such Global Warrant Certificates, as evidenced by their execution of the Global Warrant Certificates, and all of which shall be reasonably acceptable to the Warrant Agent. “Appropriate Officers” is defined as any of the Chairman of the Board of Directors of the Company, the Chief Executive Officer of the Company, the President of the Company, any Senior Vice President of the Company or the Treasurer of the Company.

(c)Notwithstanding anything in this Agreement to the contrary, the 2014 Warrants and the 2016 Warrants may be issued in certificated or non-certificated form. Warrants issued to the Depository or its nominee may be in non-certificated form, in which case they shall be evidenced by a book entry position on the register of Warrant holders to be maintained by the Warrant Agent. For the purpose of the administration of the Warrants, an electronic acknowledgement of a deposit request from the Depository by the Warrant Agent will be permitted in lieu of the delivery of a physical warrant certificate.

Section 2.3    Registration and Countersignature.

(a)Upon written order signed by an Appropriate Officer of the Company (a “Written Order”), the Warrant Agent shall upon receipt of the Global Warrant Certificates duly executed on behalf of the Company, countersign one or more Global Warrant Certificates evidencing Warrants. Such written order of the Company shall specifically state the number of Warrants that are to be issued as a Global Warrant Certificate. A Global Warrant Certificate shall be, and shall remain, subject to the provisions of this Agreement until such time as all of the Warrants evidenced thereby shall have been duly exercised or shall have expired or been canceled in accordance with the terms thereof.

(b)No Global Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Global Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Global Warrant Certificate executed by the Company shall be conclusive evidence that such Global Warrant Certificate so countersigned has been duly issued hereunder.

(c)The countersignature of the Warrant Agent on a Global Warrant Certificate issued hereunder shall not be construed as a representation or warranty by the Warrant Agent as to the validity of this Agreement, the Warrants or the Global Warrant Certificates (except the due certification thereof) and the Warrant Agent shall in no respect be liable or answerable for the use made of the Warrants or the Global Warrant Certificates or any of them or of the consideration therefore except as otherwise specified herein.

Section 2.4    Signing of Certificates. Each Global Warrant Certificate shall be signed by any an Appropriate Officer of the Company.

Section 2.5    Issue in Substitution for Certificates Lost, Etc.

(a)If any warrant certificate becomes mutilated or is lost, destroyed or stolen, the Company shall, subject to applicable law and Section 2.4, issue, and thereupon the Warrant Agent shall certify and deliver, a new warrant certificate of like date and tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated warrant certificate, or in lieu of and in substitution for such lost, destroyed or stolen warrant certificate, and the substituted warrant certificate shall be in a form approved by the Warrant Agent and the Warrants evidenced thereby shall be entitled to the benefits hereof and shall rank pari passu with all other Warrants issued or to be issued hereunder.

(b)The applicant for the issue of a new warrant certificate pursuant to this Section 2.5 shall bear the reasonable cost of the issue thereof and in case of mutilation shall, as a condition precedent to the issue thereof, deliver to the Warrant Agent the mutilated warrant certificate, and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Company and to the Warrant Agent such evidence of ownership and of the loss, destruction or theft of the warrant certificate so lost, destroyed or stolen satisfactory to the Company and to the Warrant Agent, in their respective sole discretion, and such applicant may also be required to furnish an indemnity and surety bond in amount and form satisfactory to the Company and the Warrant Agent, in their respective sole discretion, and shall pay the reasonable charges of the Company and the Warrant Agent in connection therewith.

Section 2.6    Registration of Warrants.

(a)Except as described below, registration of interests in and transfers of each of the 2014 Warrants and the 2016 Warrants may be made through the securities registration system operated by the Depository and may be evidenced by one or more single fully registered Global Warrant Certificate(s) for an amount representing the aggregate number of each of the 2014 Warrants and the 2106 Warrants, respectively, outstanding from time to time.

(b)The Company may terminate the application of this Section 2.6 in its sole discretion, in which case all Warrants will be evidenced by one or more registered certificate(s).

(c)Transfers of beneficial ownership in any Warrant represented by a Global Warrant Certificate will be effected only with respect to the interest of a participant (or broker), through records maintained by the Depository or its nominee for such Global Warrant Certificate. Beneficial Owners who are not participants/brokers but who desire to sell or otherwise transfer ownership of or any other interest in Warrants represented by such Global Warrant Certificate may do so only through a participant/broker.

(d)The rights of beneficial owners shall be limited to those established by applicable law and agreements between the Depository and the participants/brokers and between such participants/brokers and beneficial owners and must be exercised through a participant/broker in accordance with the rules and procedures of the Depository.

(e)Subject to Subsection 2.6(h), neither the Company nor the Warrant Agent shall be under any obligation to deliver to any participant/broker or beneficial owner, nor shall any participant or beneficial owner have any right to require the delivery of, a certificate or other instrument evidencing any interest in Warrants, except where physical certificates evidencing ownership in securities are required to deal with Warrant exercises and restricted and/or legended securities.

(f)If any Warrant is represented by a Global Warrant Certificate and any of the following events occurs:

(i)the Depository or the Company has notified the Warrant Agent that (A) the Depository is unwilling or unable to continue as Depository or (B) the Depository ceases to be a clearing agency in good standing under applicable laws and, in either case, the Company is unable to locate a qualified successor Depository within 90 days of delivery of such notice; or

(ii)the Company or the Depository is required by applicable law to take the action contemplated in this Subsection 2.6(f);

then one or more definitive registered certificates shall be executed by the Company, and countersigned and delivered by the Warrant Agent to the Depository in exchange for the Global Warrant Certificate(s) held by the Depository.
(g)Any registered certificates issued and exchanged pursuant to Section 2.6(f) shall be registered in such names and in such denominations as the Depository shall instruct the Warrant Agent, provided that the aggregate number of Warrants represented by such registered certificates shall be equal to the aggregate number of Warrants represented by the Global Warrant Certificate(s) so exchanged. Upon exchange of a Global Warrant Certificate for one or more certificates in definitive form, such Global Warrant Certificate shall be cancelled by the Warrant Agent.

(h)Notwithstanding anything herein or in the terms of the certificates to the contrary, neither the Company nor the Warrant Agent nor any agent thereof shall have any responsibility or liability for: (i) the records maintained by the Depository relating to any ownership interests or any other interests in the Warrants or the depository system maintained by the Depository, or payments made on account of any ownership interest or any other interest of any person in any Warrant represented by any Global Warrant Certificate (other than the applicable Depository or its nominee); (ii) maintaining, supervising or reviewing any records of the Depository or any participant/broker relating to any such interest; or (iii) any advice or representation made or given by the Depository or those contained herein that relate to the rules and regulations of the Depository or any action to be taken by the Depository on its own direction or at the direction of any participant/broker.

Section 2.7    Transfer of Warrants.

(a)A Warrant holder may transfer their Warrants in the manner and subject to the terms set out in the Warrants. Each Warrant holder, by its acceptance of the Warrants, will be deemed to have acknowledged and agreed to the restrictions on the transfer of Warrants set out therein and in this Agreement.

(b)Notwithstanding any provision to the contrary contained in this Agreement, the Company will, on the advice of counsel, acting reasonably, be entitled, and may direct the Warrant Agent, and the Warrant Agent will, at the direction of the Company, acting reasonably, or otherwise on the advice of counsel, be entitled to refuse to recognize and transfer, or enter the name of any transferee of any Warrant on the register if such transfer would constitute a violation of the securities laws of any jurisdiction.

Section 2.8    Registers for Warrants. The Warrant Agent shall keep a register of Warrant holders in which shall be entered the names and addresses of the holders of the Warrants and of the number of Warrants held by each of them.

Section 2.9    Ownership of Warrants. The Company and the Warrant Agent shall treat the registered holder of any Global Warrant Certificate as the absolute owner of the Warrant represented thereby for all purposes and the Company and the Warrant Agent shall not be affected by any notice or knowledge to the contrary.

TERMS AND EXERCISE OF WARRANTS

Section 3.1    Terms and Exercise of Warrants.

(a)Notwithstanding anything herein to the contrary, the terms and provisions of the Warrants shall govern the method of exercise, registration, transfers and exchanges and all other terms and provisions of the Warrants.

(b)The Company shall deliver to the Warrant Agent, or as the Warrant Agent may further direct, any Warrants and related documentation that are delivered to the Company by any holder thereof for the purpose of exercise.

(c)The Warrant Agent shall:

(i)examine all notice of exercise of the Warrants in substantially the form as attached as Exhibit A of the Warrant (the “Exercise Notices”) and all other documents delivered to it by or on behalf of Warrant holders as contemplated hereunder to ascertain whether or not, on their face, such Exercise Notices and any such other documents have been executed and completed in accordance with their terms and the terms hereof;

(ii)where an Exercise Notice or other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrants exists, inform the appropriate parties (including the person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

(iii)inform the Company of and cooperate with and assist the Company in resolving any reconciliation problems between Exercise Notices received and the delivery of Warrants to the Warrant Agent;

(iv)upon request of the Company, advise the Company of (A) the receipt of such Exercise Notice and the number of Warrants exercised in accordance with the terms and conditions of this Agreement, (B) the instructions with respect to delivery of shares of New Common Stock underlying the Warrants deliverable upon such exercise, subject to timely receipt from the Depositary of the necessary information, and (C) such other information as the Company shall reasonably require; and

(v)subject to the shares of New Common Stock being made available to the Warrant Agent by or on behalf of the Company for delivery to the Depositary, liaise with the Depositary and endeavor to effect such delivery to the relevant accounts at the Depositary in accordance with its customary requirements.

(d)The Warrant Agent shall promptly account to the Company with respect to all Warrants exercised, in whole or in part, and shall promptly forward to the Company (or into an account or accounts of the Company with the bank or trust company designated by the Company for that purpose) all monies received by the Warrant Agent on the purchase of shares through the exercise of Warrants. All such monies and any securities or other instruments from time to time received by the Warrant Agent shall be received in trust for, and shall be segregated and kept apart by the Warrant Agent from the assets of the Warrant Agent in trust for, the Company.

(e)The Warrant Agent shall record the particulars of all Warrants exercised, which shall include the names and addresses of the persons who become holders of shares on such exercise, the Exercise Date, the Exercise Price and the number of shares delivered from the shares reserved for that purpose by the Company. The Warrant Agent shall provide such particulars in writing to the Company as soon as reasonably possible after each Exercise Date.

(f)The Company reserves the right to reasonably reject any and all Exercise Notices not in proper form or for which any corresponding agreement by the Company to exchange would, in the opinion of the Company, be unlawful. Such determination by the Company shall be final and binding on the holders of the Warrants, absent manifest error. Moreover, the Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in Exercise Notices with regard to any particular exercise of Warrants. Except as provided in Section 3.1(c)(ii), neither the Company nor the Warrant Agent shall be under any duty to give notice to the holders of the Warrants of any irregularities in any exercise of Warrants, nor shall it incur any liability for the failure to give such notice.

ARTICLE IV

ADJUSTMENTS

Section 4.1    Adjustment of Number of Units Purchasable Upon Exercise. The subscription rights in effect at any date attaching to the Warrants shall be subject to adjustment from time to time pursuant to the terms of the Warrants.

Section 4.2    Notice of Adjustment. Upon a reasonable notice period prior to the effective date or record date, as the case may be, of any event which requires or might require an adjustment in any of the purchase rights pursuant to any of the then outstanding Warrants, including the number of shares which are purchasable upon the exercise thereof, the Company shall:

(i)file with the Warrant Agent a certificate of the Company specifying the particulars of such event and, if determinable, the required adjustment and the computation of such adjustment; and

(ii)give notice to the Warrant holders of the particulars of such event and, if determinable, the required adjustment, as provided for in the terms of the Warrants.

Section 4.3    Protection of Warrant Agent. The Warrant Agent:

(a)shall not at any time be under any duty or responsibility to any Warrant holder to determine whether any facts exist which may require any adjustment contemplated, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b)shall not be accountable with respect to the validity, value, kind or amount of any shares or of any other securities or property, which may at any time be issued or delivered upon the exercise of the rights attaching to any Warrant;

(c)shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver shares or certificates for the same upon the surrender of any Warrants for the purpose of the exercise of such rights;

(d)shall not incur any liability or responsibility whatsoever or be in any way responsible for the consequences of any breach on the part of the Company of any of the representations, warranties or covenants herein contained or of any acts of the Company; and

(e)shall be entitled to act and rely on any adjustment calculation of the Company or the Company auditors.

ARTICLE V

MEETINGS OF HOLDERS

Section 5.1    Right to Convene Meetings. The Warrant Agent may at any time and from time to time, and shall on receipt of a written request of the Company or of a Holders’ Request and upon being indemnified and funded to its reasonable satisfaction by the Company or by the Warrant holders signing such Holders’ Request against the cost which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Warrant holders. In the event of the Warrant Agent failing to so convene a meeting within seven calendar days after receipt of such written request of the Company or such Holders’ Request and indemnity and funding given as aforesaid, the Company or such Warrant holders, as the case may be, may convene such meeting. Every such meeting shall be held in Toronto, Ontario, or at such other place as may be approved or determined by the Warrant Agent.

Section 5.2    Notice. At least 21 calendar days’ prior notice of any meeting of Warrant holders shall be given to the Warrant holders in the manner provided for in the Warrant and a copy of such notice shall be delivered to the Warrant Agent (unless the meeting has been called by the Warrant Agent) and to the Company (unless the meeting has been called by the Company). Such notice shall state the time when and the place where the meeting is to be held, shall state briefly the general nature of the business to be transacted thereat and shall contain such information as is reasonably necessary to enable the Warrant holders to make a reasoned decision on the matter, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article V. The notice convening any such meeting may be signed by an appropriate officer of the Warrant Agent or of the Company, or, in the event the meeting is being convened by the Warrant holders, by the person or persons designated by such Warrant holders, as the case may be.

Section 5.3    Chairman. An individual (who need not be a Warrant holder) designated in writing by the Warrant Agent shall be chairman of the meeting and if no individual is so designated, or if the individual so designated is not present within 15 minutes from the time fixed for the holding of the meeting, the Warrant holders present in person or by proxy shall choose an individual present to be chairman.

Section 5.4    Quorum. Subject to the provisions of Section 5.11 at any meeting of the Warrant holders a quorum shall consist of Warrant holders present in person or represented by proxy and entitled to acquire at least 50.1% of the aggregate number of shares which could be acquired pursuant to all of the then outstanding Warrants provided that at least two persons entitled to vote thereat are personally present. If a quorum of the Warrant holders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by Warrant holders or on a Holders’ Request, shall be dissolved; but in any other case the meeting shall be adjourned to such Business Day being not more than 14 days later than such date and to such place and time as may be determined by the chairman of the meeting. Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless a quorum be present at the commencement of business.

Section 5.5    Power to Adjourn. The chairman of any meeting at which a quorum of the Warrant holders is present may adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

Section 5.6    Show of Hands. Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands, except that votes on an extraordinary resolution shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

Section 5.7    Poll and Voting.

(a)On every extraordinary resolution, and on any other question submitted to a meeting and after a vote by show of hands, when demanded by the chairman or by one or more of the Warrant holders acting in person or by proxy, a poll shall be taken in such manner as the chairman shall direct. Questions other than those required to be determined by extraordinary resolution shall be decided by a majority of the votes cast on the poll.

(b)On a show of hands, every person who is present and entitled to vote, whether as a Warrant holder or as proxy for one or more absent Warrant holders, or both, shall have one vote. On a poll, each Warrant holder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each Warrant which such person (or the Warrant holder appointing him as proxy) is entitled to acquire pursuant to the Warrant or Warrants then held or represented by it. A proxy need not be a Warrant holder. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Warrants, if any, held or represented by him.

Section 5.8    Regulations. Subject to the provisions of this Agreement, the Warrant Agent, or the Company with the approval of the Warrant Agent, may from time to time make and from time to time vary such regulations as the Warrant Agent, or the Company with the approval of the Warrant Agent, shall think fit for:

(a)the setting of the record date for a meeting for the purpose of determining Warrant holders entitled to receive notice of and to vote at the meeting;

(b)the issue of voting certificates by any bank, trust company or other depositary satisfactory to the Warrant Agent stating that the Global Warrant Certificates specified therein have been deposited with it by a named person and will remain on deposit until after the meeting, which voting certificate shall entitle the persons named therein to be present and vote at any such meeting and at any adjournment thereof or to appoint a proxy or proxies to represent them and vote for them at any such meeting and at any adjournment thereof in the same manner and with the same effect as though the persons so named in such voting certificates were the actual bearers of the Global Warrant Certificates specified therein;

(c)the deposit of voting certificates and instruments appointing proxies at such place and time as the Warrant Agent, the Company or the Warrant holders convening the meeting, as the case may be, may in the notice convening the meeting direct;

(d)the deposit of voting certificates and instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed or sent by facsimile before the meeting to the Company or to the Warrant Agent at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting;

(e)the form of the instrument of proxy; and

(f)generally for the calling of meetings of Warrant holders and the conduct of business thereat.

(g)Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as a Warrant holder, or be entitled to vote or be present at the meeting in respect thereof, shall be Warrant holders or their counsel, or persons holding proxies of Warrant holders.

Section 5.9    Company and Warrant Agent May be Represented. The Company and the Warrant Agent may attend and speak at any meeting of the Warrant holders, but shall not have the right to vote as such thereat.

Section 5.10    Powers Exercisable by Extraordinary Resolution. In addition to all other powers conferred upon them by any other provisions of this Agreement or by applicable law, the Warrant holders at a meeting shall, subject to the provisions of Section 5.11 and Section 5.15 and subject to exchange approval, have the power, exercisable from time to time by extraordinary resolution to:

(a)agree to any modification, abrogation, alteration, compromise or arrangement adverse to the rights of Warrant holders or the Warrant Agent in its capacity as Warrant Agent hereunder (subject to consent of the Warrant Agent) or on behalf of the Warrant holders against the Company whether such rights arise under this Agreement or the Global Warrant Certificates or otherwise;

(b)amend, alter or repeal any extraordinary resolution previously passed or sanctioned by the Warrant holders;

(c)direct or to authorize the Warrant Agent to enforce any of the covenants on the part of the Company contained in this Agreement or the Global Warrant Certificates or to enforce any of the rights of the Warrant holders in any manner specified in such extraordinary resolution or to refrain from enforcing any such covenant or right;

(d)waive, and to direct the Warrant Agent to waive, any default on the part of the Company in complying with any provisions of this Agreement or the Global Warrant Certificates either unconditionally or upon any conditions specified in such extraordinary resolution;

(e)restrain any Holder from taking or instituting any suit, action or proceeding against the Company for the enforcement of any of the covenants on the part of the Company in this Agreement or the Global Warrant Certificates or to enforce any of the rights of the Warrant holders;

(f)direct any Warrant holder who, as such, has brought any suit, action or proceeding to stay or to discontinue or otherwise to deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such Warrant holder in connection therewith;

(g)assent to any change in or omission from the provisions contained in the Global Warrant Certificates and this Agreement or any ancillary or supplemental instrument which may be agreed to by the Company, and to authorize the Warrant Agent to concur in and execute any ancillary or supplemental agreement embodying the change or omission;

(h)remove the Warrant Agent or its successor in office and to appoint a new Warrant Agent or Warrant Agents to take the place of the Warrant Agent so removed, all with the consent of the Company, such consent not to be unreasonably withheld; and

(i)assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any Shares or other securities of the Company.

Section 5.11    Meaning of Extraordinary Resolution.

(a)The expression “extraordinary resolution” when used in this Agreement means, subject as hereinafter provided in this Section 5.11 and in Section 5.14, a resolution proposed at a meeting of Warrant holders duly convened for that purpose and held in accordance with the provisions of this Article V at which there are present in person or by proxy Warrant holders entitled to acquire at least 66 2/3% of the aggregate number of shares which could be acquired pursuant to all of the then outstanding Warrants, and passed by the affirmative votes of Warrant holders entitled to acquire not less than 66 2/3% of the aggregate number of shares which could be acquired pursuant to all of the then outstanding Warrants represented at the meeting and voted on the poll upon such resolution.

(b)If, at the meeting at which an extraordinary resolution is to be considered, Warrant holders entitled to acquire at least 66 2/3% of the aggregate number of shares which could be acquired pursuant to all of the then outstanding Warrants are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by Warrant holders or on a Holders’ Request, shall be dissolved; but in any other case it shall be adjourned to such Business Day being not more than 14 days later than such date and to such place and time as may be determined by the chairman of the meeting.

(c)Votes on an extraordinary resolution shall always be given on a poll and no demand for a poll on an extraordinary resolution shall be necessary.

Section 5.12    Powers Cumulative. Any one or more of the powers or any combination of the powers in this Agreement stated to be exercisable by the Warrant holders by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Warrant holders to exercise such power or powers or combination of powers then or thereafter from time to time.

Section 5.13    Minutes. Minutes of all resolutions and proceedings at every meeting of Warrant holders shall be made and duly entered in books to be provided from time to time for that purpose by the Company, and any such minutes as aforesaid, if signed by the chairman or the secretary of the meeting at which such resolutions were passed or proceedings had shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

Section 5.14    Instruments in Writing. All actions which may be taken and all powers that may be exercised by the Warrant holders at a meeting held as provided in this Article V may also be taken and exercised by Warrant holders entitled to acquire at least, in the case of all resolutions except extraordinary resolutions, 50.1% of the aggregate number of shares which could be acquired pursuant to all of the then outstanding Warrants or, in the case of extraordinary resolutions, 66 2/3% of the aggregate number of shares which could be acquired pursuant to all of the then outstanding Warrants by an instrument in writing signed in one or more counterparts by such Warrant holders in person or by attorney duly appointed in writing where notice of the existence of such instrument has been given to all Warrant holders, and the expression “resolution” or “extraordinary resolution”, as applicable, when used in this Agreement shall include an instrument so signed.

Section 5.15    Binding Effect of Resolutions. Every resolution and every extraordinary resolution passed in accordance with the provisions of this Article V at a meeting of Warrant holders shall be binding upon all the Warrant holders, whether present at or absent from such meeting, and every instrument in writing signed by Warrant holders shall be binding upon all the Warrant holders, whether signatories thereto or not, and each and every Warrant holder and the Warrant Agent (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing. In the case of an instrument in writing, the Warrant Agent shall give notice of the effect of the instrument in writing to all Warrant holders and the Company as soon as reasonably practicable. For greater certainty, a resolution or extraordinary resolution amending the terms of this Agreement or of a Global Warrant Certificate shall not be binding upon the Company unless the Company agrees in writing to such amendment.

Section 5.16    Holdings by Company Disregarded. In determining whether Warrant holders holding Warrants evidencing the entitlement to acquire the required number of shares are present at a meeting of Warrant holders for the purpose of determining a quorum or have concurred in any consent, waiver, extraordinary resolution, Holders’ Request or other action under this Agreement, Warrants owned legally or beneficially by the Company shall be disregarded. “Holders’ Request” means an instrument signed in one or more counterparts by Warrant holders entitled to acquire in the aggregate not less than 25% of the aggregate number of shares that could be acquired pursuant to all of the then outstanding Warrants under this Agreement, requesting the Warrant Agent to take some action or proceeding specified therein.

ARTICLE VI

COVENANTS

Section 6.1    General Covenants. The Company covenants and agrees as follows:

(a)All shares that are issued upon the exercise of the Warrants shall, upon issuance, be validly issued, not subject to any preemptive rights (other than those granted in favor of the shareholders of the Company as set forth in the Articles), and be free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issuance thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue.

(b)The Company shall at all times keep available and free from preemptive rights (other than those granted in favor of the shareholders of the Company as set forth in the Articles), a sufficient number of shares to provide for the exercise of the rights represented by the Warrants.

(c)Subject to the provision of the Warrants, the Company shall not, by amendment of its Articles through any reorganization, transfer of assets, spin off, consolidation, merger, amalgamation dissolution, issue or sale of securities or any other action or inaction, seek to avoid the observance or performance of any of the terms of the Warrants.

(d)The Company will duly and punctually perform and carry out all of the acts or things to be done by it as provided in this Agreement.

Section 6.2    Warrant Agent’s Remuneration and Expenses. The Company covenants that it will pay to the Warrant Agent from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Warrant Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Warrant Agent in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of its counsel and all other advisers and assistants not regularly in its employ) both before any default hereunder and thereafter until all duties of the Warrant Agent hereunder shall be finally and fully performed, except any such expense, disbursement or advance as may arise out of or result from the Warrant Agent’s gross negligence, willful misconduct or bad faith. Any amount due under this Section 6.2 shall bear interest at a rate per annum equal to the current rate charged by the Warrant Agent from time to time from 30 days after the Warrant Agent shall have made a request for payment. This Section 6.2 shall survive the termination of this Agreement or the resignation or removal of the Warrant Agent.

Section 6.3    Performance of Covenants by Warrant Agent. If the Company shall fail to perform any of its covenants contained in this Agreement, the Warrant Agent may notify the Warrant holders of such failure on the part of the Company or may itself perform any of the covenants capable of being performed by it but, subject to Section 8.2, shall be under no obligation to perform said covenants or to notify the Warrant holders of such performance by it. All sums expended or advanced by the Warrant Agent in so doing shall be repayable as provided in Section 6.2. No such performance, expenditure or advance by the Warrant Agent shall relieve the Company of any default hereunder or of its continuing obligations under the covenants herein contained.

ARTICLE VII

SUPPLEMENTAL AGREEMENTS

Section 7.1    Provision for Supplementals for Certain Purposes. From time to time the Company and the Warrant Agent may, without obtaining any approval of or consent from the Warrant holders, but subject to the provisions of this Agreement and they shall, when so directed in accordance with the provisions hereof, execute and deliver by their proper officers, instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a)setting forth any adjustments resulting from the application of the provisions of Article IV;

(b)giving effect to any extraordinary resolution passed by the Warrant holders, as provided in Article V;

(c)making provision for the exchange of certificates and making any modification in the form of the certificates which does not affect the substance thereof; and

(d)making such provisions not inconsistent with this Agreement as may be necessary with respect to matters or questions arising hereunder, provided that such provisions are not, in the opinion of the Warrant Agent based on an opinion of outside counsel of nationally recognized standing, prejudicial to the interests of the Warrant holders; and

(e)the correction or rectification of any ambiguities, defective or inconsistent provisions, manifest errors, manifest mistakes or omissions herein, provided that in the opinion of the Warrant Agent based on an opinion of outside counsel of nationally recognized standing, the rights of the Warrant Agent and of the Warrant holders are in no way prejudiced thereby.

ARTICLE VIII

CONCERNING THE WARRANT AGENT AND OTHER MATTERS

Section 8.1    Compliance with Applicable Law. If and to the extent that any provision of this Agreement limits, qualifies or conflicts with the applicable law governing this Agreement, such law shall apply. The Company and the Warrant Agent agree that each will, at all times in connection with this Agreement and in fulfillment of its obligations hereunder, comply with the applicable laws governing this Agreement, and be entitled to the rights and benefits provided under such laws.

Section 8.2    Rights and Duties of Warrant Agent.

(a)In the exercise of the rights and duties contained in this Agreement, the Warrant Agent shall act in good faith and in the best interests of the Warrant holders and shall exercise that degree of care, diligence and skill that a reasonably prudent warrant agent would exercise in comparable circumstances. No provision in this Agreement shall be construed to relieve the Warrant Agent from liability for its own gross negligence, willful misconduct or bad faith.

(b)Subject to Section 8.2(a), the Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Warrant holders shall furnish the Warrant Agent with security and indemnity satisfactory to it for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. No provision of this Agreement shall require the

Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights.

(c)The Warrant Agent shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor shall the Warrant Agent be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Warrant Agent and in the absence of any such notice the Warrant Agent may for all purposes of this indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given the Warrant Agent to determine whether or not the Warrant Agent shall take action with respect to any default.

Section 8.3    Evidence, Experts and Advisers.

(a)In addition to the reports, certificates, opinions and other evidence required by this Agreement, the Company shall furnish to the Warrant Agent such additional evidence of compliance with any provision of this Agreement, and in such form, as may be prescribed by law or as the Warrant Agent may reasonably require by written notice to the Company.

(b)In the absence of bad faith on its part, the Warrant Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, resolutions or opinions furnished to the Warrant Agent and conforming to the requirements of this Agreement. The Warrant Agent shall incur no liability or responsibility to the Company or to any holder for any action taken in reliance on any Global Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument (whether in its original or facsimile form) believed by it to be genuine and to have been signed, sent or presented by the proper party or parties, except as a result of its gross negligence, bad faith or willful misconduct.

(c)The Warrant Agent may employ or retain such counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, payable by the Company in accordance with Section 6.2, without taxation of costs of any counsel, and shall not be responsible for any misconduct or negligence on the part of any such experts or advisers who have been appointed with due care by the Warrant Agent. The Warrant Agent may act, or not act, and shall be protected in acting, or not acting, in good faith on the opinion or advice of or information obtained from any counsel, accountant or other expert or advisor, whether retained or employed by the Company or the Warrant Agent, in relation to any matter arising in relation to this Agreement.

Section 8.4    Documents, Monies, Etc. Held by Warrant Agent. Any monies, cash balance, documents of title or other instruments that may at any time be held by the Warrant Agent in its capacity as agent hereunder may be, but need not be, placed or held in the Warrant Agent’s deposit department, the deposit department of one of its Affiliates (as defined below) or the deposit department of a Canadian chartered bank listed in Schedule I of the Bank Act (Canada); but the Warrant Agent, its Affiliates or a Canadian chartered bank shall not be liable to account for any profit to the Company or any other person or entity other than at a rate, if any, established from time to time by the Warrant Agent, its Affiliates or a Canadian chartered bank.

For the purpose of this Section, “Affiliate” means affiliated companies within the meaning of the British Columbia Business Corporations Act (“BCBCA”); and includes Canadian Imperial Bank of Commerce, CIBC Mellon Global Securities Services Company and The Bank of New York Mellon and each of their affiliates within the meaning of the BCBCA.

Section 8.5    Actions by Warrant Agent to Protect Interest. Subject to the provisions of Agreement and applicable law, the Warrant Agent shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the registered holders.

Section 8.6    Warrant Agent Not Required to Give Security. The Warrant Agent shall not be required to give any bond or security in respect of the execution of the rights and obligations of this Agreement.

Section 8.7    Protection of Warrant Agent. The Company and the Warrant Agent hereby agree as follows:

(a)the statements contained herein and in the Global Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it;

(b)nothing contained in this Agreement shall impose any obligation on the Warrant Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this Agreement or any instrument ancillary or supplemental hereto; and

(c)the Warrant Agent shall not be bound to give notice to any person or persons of the execution of this Agreement.

Section 8.8    Indemnity. The Company will fully indemnify and hold the Warrant Agent~~,~~ and its officers, directors, employees and agents harmless from and against any and all actions and suits whether groundless or otherwise and from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising directly or indirectly out the performance of its duties and obligations under this indenture, except for any liability arising out of the Warrant Agent’s gross negligence or intentional misconduct. In the absence of gross negligence or intentional misconduct on its part, the Warrant Agent shall not be liable for any action taken, suffered, or omitted by it or for any error of judgement made by it in the performance of its duties under this Agreement. Any liability of the Warrant Agent will be limited in the aggregate to an amount equal to twenty-four (24) times the monthly fee paid by the Company.

In the event any question or dispute arises with respect to the Warrant Agent’s duties hereunder, the Warrant Agent shall not be required to act or be held liable or responsible for its failure or refusal to act until the question or dispute has been (i) judicially settled (and, if appropriate the Warrant Agent may file a suit in interpleader or for a declatory judgement for such purpose) by final judgement by a court of competent jurisdiction that is binding on all parties in the matter and is no longer subject to review or appeal, or (ii) settled by written document in form and substance satisfactory to the Warrant Agent and executed by the Warrant Agent. In addition, the Warrant Agent may require for such purpose, but shall not be obligated to require, the execution of such written settlement by parties that may have an interest in the settlement. It is understood and agreed that this indemnification shall survive the termination or discharge of this indenture or the resignation or removal of the Warrant Agent.

Section 8.9    Replacement of Warrant Agent; Successor by Merger.

(a)The Warrant Agent may at any time resign as Warrant Agent upon 60 days’ prior written notice to the Company. If the Warrant Agent shall become incapable of acting as Warrant Agent, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or of such incapacity by the Warrant Agent or by the beneficial holder of the Warrants, then the beneficial holder of any Warrant or the Warrant Agent may apply, at the expense of the Company, to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Such successor to the Warrant Agent need not be approved by the former Warrant Agent. After appointment the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent upon payment of all fees and expenses due it and its agents and counsel shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 8.9, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

(b)Upon the appointment of a successor Warrant Agent, the Company shall promptly notify the Warrant holders thereof in the manner provided for in this Agreement.

(c)Any corporation into or with which the Warrant Agent may be merged or consolidated or amalgamated, or any corporation resulting therefrom to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent shall be the successor to the Warrant Agent hereunder without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under Section 8.9(a).

(d)Any Global Warrant Certificates countersigned but not delivered by a predecessor Warrant Agent may be countersigned by the successor Warrant Agent in the name of the successor Warrant Agent.

Section 8.10    Conflict of Interest.

(a)The Warrant Agent represents to the Company that, to the best of its knowledge, at the time of execution and delivery hereof no material conflict of interest exists between its role as a Warrant Agent hereunder and its role in any other capacity and agrees that in the event of a material conflict of interest arising hereafter it will, within 60 days after ascertaining that it has such material conflict of interest, either eliminate the same or assign its rights and obligations hereunder to a successor Warrant Agent approved by the Company and meeting the requirements set forth in Section 8.9(b). Notwithstanding the foregoing provisions of this Section 8.10(a), if any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason thereof.

(b)The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

Section 8.11    Anti-Money Laundering and Terrorist Financing.

(a)The Company hereby represents to the Warrant Agent that any account to be opened by, or interest to held by, the Warrant Agent in connection with this Agreement, for or to the credit of the Company is not intended to be used by or on behalf of any third party.

(b)The Warrant Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Warrant Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Warrant Agent, in its sole judgment, determine at any time that its acting under this Agreement has resulted in it being in non-compliance with any applicable anti-money laundering or antiterrorist legislation, regulation or guideline, then, notwithstanding the provisions of Section 8.9, the Warrant Agent shall have the right to resign on 10 days’ written notice to the Company, provided (i) that the Warrant Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Warrant Agent’s satisfaction within such 10 day period, then such resignation shall not be effective.

Section 8.12    Privacy. The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Agreement. Despite any other provision of this Agreement, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Company shall, prior to transferring or causing to be transferred personal information to the Warrant Agent, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Warrant Agent shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Warrant Agent agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Agreement and not to use it for any other purpose except with the consent of or direction from the corporation or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

Section 8.13    Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for and pay to the Company all moneys received by the Warrant Agent upon the exercise of the Warrants.

Section 8.14    Warrant Agent Not to be Appointed Receiver. The Warrant Agent and any person related to the Warrant Agent shall not be appointed a receiver, a receiver and manager or liquidator of all or any part of the assets or undertaking of the Company.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1    Binding Effects; Benefits. This Agreement shall inure to the benefit of and shall be binding upon the Company and the Warrant Agent and their successors and assigns. Nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrant Agent any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 9.2    Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be sent by certified or registered mail, by private national courier service (return receipt requested, postage prepaid), by personal delivery, by facsimile transmission or by electronic mail. Such notice or communication shall be deemed given (a) if mailed, two days after the date of mailing, (b) if sent by national courier service, one Business Day after being sent, (c) if delivered personally, when so delivered, or (d) if sent by facsimile transmission or electronic mail, on the Business Day after such facsimile electronic mail is transmitted, in each case as follows:

if to the Warrant Agent, to:

CIBC Mellon Trust Company
1600-1066 W Hastings St
Vancouver, BC V6E 3X1
Attention: Relationship Manager
Facsimile: 604 235 3705
Electronic Mail: vbot@canstockta.com

with a copy to:
American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Attention: General Counsel
Facsimile: (718) 921-8200

if to the Company, to:
Masonite International Corporation
One Tampa City Center
201 N. Franklin, Suite 300
Tampa, FL 33602
Attention: General Counsel
Facsimile: (813) 739-4074
Electronic Mail: rlewis@masonite.com
with a copies to:

Goodmans LLP
333 Bay Street, Suite 3400
Toronto, ON M5H 2S7
Attention: Celia Rhea
Brenda Gosselin
Facsimile: 416.979.1234
Electronic Mail: crhea@goodmans.ca and bgosselin@goodmans.ca

Section 9.3    Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns and the registered holders of the Warrants.

Section 9.4    Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 9.5    Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation hereof.

Section 9.6    Currency. Except as otherwise stated, all dollar amounts herein are expressed in U.S. Dollars.

Section 9.7    Day Not a Business Day. In the event that any day on which any action is required or permitted to be taken hereunder is not a Business Day, then such action shall be required or permitted to be taken on or before the requisite time on the next succeeding day that is a Business Day. For the purposes of this Agreement the term “Business Day” means any day other than a Saturday, a Sunday, or a statutory holiday in Toronto, Ontario.

Section 9.8    Amendments.

(a)Subject to Section 9.8(b) below, this Agreement may not be amended except in writing signed by both parties hereto.

(b)The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrants in accordance with Section 7.1. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of Section 7.1, the Warrant Agent shall execute such supplement or amendment.

Section 9.9    Integration/Entire Agreement. This Agreement, together with the Warrants, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Company and the Warrant Agent in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the Warrants. This Agreement and the Warrants supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 9.10    Governing Law, Etc. This Agreement and each Warrant issued hereunder, and all claims arising out of or in connection therewith, or relating to the subject matter hereof, shall be governed by and construed in accordance with the domestic substantive laws of the Province of British Columbia without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

Section 9.11    Termination. This Agreement will terminate when all Warrants have been exercised or cancelled or upon notice by the Warrant Agent or the Company to the other party.

Section 9.12    Waiver of Trial by Jury. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED AND SUBJECT TO EQUITABLE PRINCIPLES, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 9.12 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.12 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 9.13    Counterparts. This Warrant Agreement may be executed in one or more original or facsimile or electronically transmitted counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 9.14    Severability. In the event that any one or more of the provisions contained herein or in the Warrants, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein and therein shall not be affected or impaired thereby.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.
MASONITE INTERNATIONAL CORPORATION
By:     /s/ Rose Murphy
Name:     Rose Murphy
Title: Vice President, Associate General Counsel and Assistance Corporate Secretary

CIBC MELLON TRUST COMPANY

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A.I

THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT ARE TRANSFERABLE ONLY IN ACCORDANCE WITH THE PROVISIONS OF A SHAREHOLDERS AGREEMENT, MADE AS OF JUNE 9, 2009 TO WHICH THE COMPANY AND ITS SHAREHOLDERS ARE PARTIES AND THE ARTICLES OF THE COMPANY, AND ANY HOLDER OF SHARES OF THE COMPANY (WHETHER ACQUIRED UPON ISSUANCE OR TRANSFER) SHALL BE, AND BE DEEMED TO BE A PARTY TO AND BOUND BY THAT AGREEMENT AND THE ARTICLES OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR WARRANTS IN DEFINITIVE FORM, THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. THE DEPOSITORY TRUST COMPANY (“DTC”) (55 WATER STREET, NEW YORK, NEW YORK) SHALL ACT AS THE DEPOSITORY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
SO LONG AS THE DEPOSITORY TRUST COMPANY, CDS CLEARING AND DEPOSITORY SERVICES INC., AND/OR ANY OF THEIR NOMINEES IS THE REGISTERED OWNER OF ANY WARRANTS, UNLESS (I) THE BOARD OF DIRECTORS OF THE COMPANY PROVIDES OTHERWISE OR (II) A PUBLIC OFFERING OF SHARES HAS OCCURRED, OWNERS OF BENEFICIAL INTERESTS IN SUCH WARRANTS WILL NOT BE ENTITLED TO HAVE SUCH WARRANTS REGISTERED IN THEIR NAMES.
ALL REFERENCES IN THIS WARRANT TO THE HOLDER OR OWNER OF THIS WARRANT SHALL BE DEEMED TO ALSO REFER TO THE HOLDER OR OWNER OF A BENEFICIAL INTEREST IN THIS WARRANT.

Warrant No._________                     Void after June 9, 2014

MASONITE INC.
WARRANT TO PURCHASE SHARES

This WARRANT TO PURCHASE SHARES (this “Warrant”) is issued to Cede & Co. (the “Holder”), by Masonite Inc., a corporation continued under the laws of British Columbia (the “Company”).
1.Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing), to purchase from the Company up to 3,333,334 fully paid and nonassessable Shares as such term is defined in Section 4(o), subject to adjustments in accordance with the terms of this Warrant (as so adjusted, the “Warrant Shares”).

2.Exercise Price. The exercise price for the Warrant Shares shall be $50.77 per Share, subject to adjustments in accordance with the terms of this Warrant (as so adjusted, the “Exercise Price”).

3.Exercise Period. Subject to the provisions of Section 6, this Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof and ending on the expiration of this Warrant pursuant to Section 16 hereof.

4.Definitions.

(a)1934 Act. The term “1934 Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

(b)Affiliate. The term “Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such specified Person.

(c)Appraiser. The term “Appraiser” shall mean a nationally recognized independent investment banking firm in the U.S. or Canada.

(d)Articles. The term “Articles” shall mean, collectively, the Notice of Articles and the Articles of the Company.

(e)Change of Control Transaction. The term “Change of Control Transaction” shall mean a transaction that is a Drag-Along Sale as defined in the Articles, as in effect on the date hereof, and which, for the avoidance of doubt, shall include a sale or merger of the Company, approved by the board and by holders of Shares holding at least 50% of the then issued and outstanding Shares.

(f)Control. The term “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(g)Exercise Date. The term “Exercise Date” shall mean the date on which the Warrant is exercised pursuant to Section 5, including payment of the Exercise Price thereof pursuant to Section 5.

(h)Fair Market Value. The term “Fair Market Value” shall mean, as of any date of determination, (A) in the case of an Extraordinary Distribution (as such term is defined in Section 10(c)), the fair market value of any securities or assets paid, distributed or acquired, as the case may be, (B) in the case of Section 5(b) and Section 6, the fair market value of the Warrant Shares and the Warrants, respectively, which shall be determined based on such factors as the Person making such determination shall consider relevant, including without limitation (v) the aggregate fair market value of the equity of the Company and its subsidiaries, on a consolidated basis, on the date of determination, (w) the risk free rate at the time of valuation, (x) the Exercise Price, (y) the amount of time remaining in the Exercise Period (assuming the Warrant remained exercisable until the date set forth in Section 16 and was not earlier terminated pursuant to Section 6) and (z) the volatility of the equity value of the Company and its subsidiaries, on a consolidated basis assuming the equity of the Company were publicly traded, which volatility shall be no greater than the amounts set forth in Exhibit C for the time periods set forth thereon; provided, that, in the case of Section 6, if the consideration per Share (including the Fair Market Value of any such consideration to the extent that it is not cash) paid in such transaction exceeds the Exercise Price, the fair market value of this Warrant shall be deemed to equal the greater of (i) the excess of such consideration per Share (including the Fair Market Value of any such consideration to the extent that it is not cash) over the Exercise Price or (ii) an amount equal to fifty percent of the fair market value of this Warrant at the time of the consummation of the Change of Control Transaction(such fair market value to be determined in accordance with clauses (v) through (z) of this definition, provided that the aggregate fair market value of equity pursuant to clause (v) above shall be deemed to give rise to a value per Share equal to the Exercise Price), or (C) in the case of Section 12, the fair market value of the Shares. For the avoidance of doubt, the Appraiser shall not, in considering the factors enumerated in clause (B) of the preceding sentence, take into account any discounts for minority status or if the holder of the Warrant Shares, Shares or Warrants controls the Company, any premium that such holder of the Warrant Shares, Shares or Warrants would receive in an arms-length transfer of such Warrant Shares, Shares or Warrants as a result of such holder transferring control of the Company, unless such premium is available to all holders of the same securities.

(i)Marketable Securities. The term “Marketable Securities” shall mean securities that are (i) traded on an established U.S. national or non-U.S. securities exchange or (ii) reported through NASDAQ or established over-the-counter trading system, in each cases of clauses (i) and (ii) for which there is a public float of at least $20 million held by non-Affiliates of the Company.

(j)Plan. The term “Plan” shall mean, together, the plan of arrangement effected on June 9, 2009 pursuant to Section 192 of the Canada Business Corporations Act, and the Joint Plan of Reorganization pursuant to Chapter 11 of the U.S. Bankruptcy Code completed on June 9, 2009.

(k)Person. The term “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

(l)Public Offering. The term “Public Offering” shall mean an offering of Shares to the public in the United States by means of a U.S. Prospectus, where the securities are thereafter listed for trading on the New York Stock Exchange or on any other nationally recognized stock exchange or active over-the-counter market in North America acceptable to the Board of Directors of the Company.

(m)“Qualified Initial Public Offering. The term “Qualified Initial Public Offering” shall mean the completion of an underwritten Public Offering representing at least 10% of the Fully Diluted Eligible Shares of the Company, other than registrations on Form S-4 (business combinations) or Form S-8 (employee benefit plans).

(n)Securities Act. The term “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

(o)Shares. The term “Shares” shall mean the Company’s common shares or other shares and other securities into which such shares are converted, exchanged or reclassified.

(p)Shareholders’ Agreement. The term “Shareholders’ Agreement” shall mean the shareholders’ agreement dated June 9, 2009 adopted pursuant to the Plan as amended, modified or supplemented from time to time; provided, that any amendment, modification or supplement that treats the Warrant holders in an inconsistent and adverse manner as contrasted to the holders of the Shares shall not be effective as to the Warrant holders without the prior written consent of Persons holding more than 50.1% of the Warrants as of the time of the applicable amendment, modification or supplement.

(q)Trading Day. The term “Trading Day” shall mean with respect to the Shares a day during which trading of the Shares generally occurs on the principal U.S. national or non-U.S. securities exchange on which the Shares are then listed or, if the Shares are not listed on a U.S. national or non-U.S. securities exchange, on the automated quotation system on which the Shares are then authorized for quotation.

(r)Transfer. The term “Transfer” shall mean any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of this Warrant, any interest or rights in this Warrant, including without limitation any beneficial interest.

(s)U.S. Prospectus. The term “U.S. Prospectus” shall mean any prospectus included in any registration statement under the Securities Act, as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, Canadian wrappers (to the extent determined necessary and/or desirable by the Board of Directors of the Company) and all materials incorporated by reference therein.

(t)Volume Weighted Average Price. The term “Volume Weighted Average Price” of the Shares on any date means the volume weighted average sale price per share on such date on the principal U.S. national or non-U.S. securities exchange on which the Shares are then listed or, if the Shares are not listed on a U.S. national or non-U.S. securities exchange, an automated quotation system on which the Shares are then listed or authorized for quotation.

5.Method of Exercise.

(a)Subject to Section 3, the Holder may exercise this Warrant, in whole or in part, by delivering this Warrant to the principal office of the Company (or to such other place as the Company shall notify the Holder hereof in writing) (i) a written notice of exercise in the form of Exhibit A (an “Exercise Notice”), and (ii) either (A) a statement by the Holder of its election to exercise this Warrant on a cashless basis as described in Section 5(b) or (B) payment of an amount equal to the Exercise Price multiplied by the number of Warrant Shares being purchased by the Holder upon exercise of the Warrant in immediately available funds (the “Aggregate Exercise Price”). The Holder shall be deemed to have become a holder of record of such Warrant Shares as of the Exercise Date.

(b)Beginning on the date that is six months prior to the expiration of this Warrant, in lieu of paying the Exercise Price in cash upon exercise of this Warrant, the Holder may elect to forfeit that number of Warrant Shares which have a Fair Market Value equal to the Aggregate Exercise Price of the Warrant Shares being purchased (“Net Issuance”). If the Holder elects the Net Issuance method of payment, the Company shall issue to the Holder upon exercise a number of Warrant Shares determined in accordance with the following formula:

X =	Y (A-B)
A
where:    X =the number of Warrant Shares to be issued to the Holder;

Y =     the number of Warrant Shares with respect to which the Holder is exercising its purchase rights under this Warrant;

A =     the Fair Market Value of one (1) Warrant Share on the Exercise Date; and

B =    the Exercise Price.
(c)As a condition to the exercise of this Warrant, prior to any Shares being issued, unless the Holder is already a party to the Shareholders’ Agreement at the time of the proposed exercise, the Holder shall execute and deliver to the Company a joinder agreement to the Shareholders’ Agreement; provided however, that the foregoing restriction shall cease to apply after a Qualified Initial Public Offering.

(d)No Shares will be issued upon exercise of this Warrant unless the Shares are issued through a depository and beneficial ownership in such Share is to be held through a bank or broker that is already considered a holder of the Shares for purposes of determining the number of holders of record (as such concept is understood for purposes of Section 12(g) of the 1934 Act), as determined by the Company, in its sole discretion, acting reasonably; provided, however, that the foregoing restriction shall cease to apply after a Public Offering.

6.Exercise In the Event of a Change of Control Transaction. Upon the consummation of a Change of Control Transaction, this Warrant shall be automatically cancelled and deemed surrendered to the Company and the Company shall pay in exchange therefor immediately available funds in an amount equal to the Fair Market Value of this Warrant.

7.New Warrant If this Warrant is exercised in part, then the Company shall issue, or cause to have issued, to the Holder a new warrant with identical terms to this Warrant, but with the amount of Shares subject to such new warrant being reduced by the number of Shares theretofore issued pursuant to all exercises of the purchase rights evidenced by this Warrant or any replacement thereof.

8.Payment of Taxes. The Company shall pay any documentary, stamp or similar issue or transfer taxes with respect to the issue or delivery of the Warrant Shares. However, the Holder shall pay any tax or duty which may be payable relating to any transfer involving the issuance or delivery of Shares in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

9.Reservation and Registration of Shares. The Company covenants and agrees to the Holder and the Warrant Agent as follows:

(a)All Warrant Shares that are issued upon the exercise of this Warrant shall, upon issuance, be validly issued, not subject to any preemptive rights (other than those granted in favor of the shareholders of the Company as set forth in the Articles), and be free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issuance thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue.

(b)The Company shall at all times keep available and free from preemptive rights (other than those granted in favor of the shareholders of the Company as set forth in the Articles), a sufficient number of Shares to provide for the exercise of the rights represented by this Warrant.

(c)The Company shall not, by amendment of its Articles through any reorganization, transfer of assets, spin off, consolidation, merger, amalgamation dissolution, issue or sale of securities or any other action or inaction, seek to avoid the observance or performance of any of the terms of this Warrant.

10.Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide the Shares, by split‑up or otherwise, or combine the Shares, or issue additional Shares as a dividend, the number of Warrant Shares shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Any adjustment under this Section 10(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend. If the number of Warrant Shares is adjusted as provided for in this Section 10(a), the Exercise Price shall be adjusted by multiplying the Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares immediately after such adjustment.

(b)Reclassification, Reorganization and Consolidation. Except as provided in Section 6, in case of any reclassification, merger (in which the beneficial owners of the Company immediately prior to such merger remain the beneficial owners of the Company immediately after such merger in the same relative percentages), amalgamation, consolidation, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 10(a)), then the Company shall make appropriate provision so that the Holder shall have the right at any time thereafter and prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant in whole for all Warrant Shares, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, merger (in which the beneficial owners of the Company immediately prior to such merger remain the beneficial owners of the Company immediately after such merger in the same relative percentages), amalgamation, consolidation, reorganization or change by a holder of the same number of Shares as the number of Warrant Shares immediately prior to such reclassification, merger (in which the beneficial owners of the Company immediately prior to such merger remain the beneficial owners of the Company immediately after such merger in the same relative percentages), amalgamation, consolidation, capital reorganization, or change. In any such case the Board of Directors of the Company shall determine in good faith other appropriate provisions with respect to the rights and interests of the Holder so that the provisions hereof shall thereafter be applicable with respect to any securities and property deliverable upon exercise hereof.

(c)Extraordinary Distributions. If the Company shall at any time prior to the expiration of this Warrant (i) make distributions (by dividend or otherwise) of any assets to all of the holders of the Shares (other than to those holding restricted Shares) (including but not limited to cash, securities, or warrants to purchase securities (including but not limited to the Shares)), other than a regular dividend following a Public Offering, (ii) grant rights to purchase securities to all of the holders of the Shares (other than to those holding restricted Shares), (iii) offer securities of the Company to all of the holders of the Shares (other than to those holding restricted Shares), regardless of whether or not all such holders purchased such securities, or (iv) make any offer to purchase all of the Shares (other than to those holding restricted Shares), in the case of clauses (ii) and (iii) at a price below Fair Market Value, and in the case of clause (iv) at a price above Fair Market Value, and in each case of clauses (i), (ii), (iii) and (iv) other than as described in Section 10(a) or Section 10(b) (any such non-excluded event being referred to herein as an “Extraordinary Distribution”), then the Exercise Price shall be decreased, effective immediately after (x) the record or other distribution date of such Extraordinary Distribution, by the amount of cash and/or Fair Market Value of any securities or assets paid or distributed on each Share in respect of such Extraordinary Distribution, (y) in the case of clauses (ii) and (iii), on the date of the issuance of such securities by the amount attributable to each outstanding Share of the excess of the amount of proceeds such securities would have produced had they been sold at Fair Market Value over the actual amount of proceeds or (z) in the case of clause (iv), on the date of the consummation of such offer to purchase the Shares by the amount attributable to each outstanding Share of the excess of the consideration paid for the Shares over the Fair Market Value of the Shares.

(d)Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of this Warrant, or in the Exercise Price, the Company shall promptly notify the Holder and the Warrant Agent of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant and, if applicable, the adjusted Exercise Price.

(e)Other Notices. In case at any time or from time to time the Company shall enter into any agreement regarding a transaction described in Section 6 or Section 10 then the Company shall promptly send the Holder and the Warrant Agent a notice stating, as applicable (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Shares of record to be entitled to such dividend, distribution or granting of rights or warrants are to be determined, or (B) the date on which such transaction is expected to become effective and the date as of which it is expected that holders of Shares of record shall be entitled to exchange their Shares for shares of stock or other securities or property or cash deliverable upon such transaction.

(f)Par Value of Shares. In no event shall the Exercise Price be adjusted below zero.

11.Determination of Fair Market Value.

(a)Determination. In the case of clauses (A) and (C) of the definition of Fair Market Value, determinations of Fair Market Value shall be made by the Board of Directors of the Company acting in good faith and after considering the advice of independent financial experts. In the case of clause (B) of the definition of Fair Market Value, determinations of Fair Market Value shall be made by mutual agreement between (i) Persons holding more than 50.1% of the Warrants and (ii) the Company; provided, that in determining whether the requisite number of Warrant holders have agreed to such Fair Market Value, Warrants held by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be disregarded; provided further, that if such agreement is not reached within twenty days (in the case of a determination in connection with a Change of Control Transaction) or sixty days (in all other cases) following a request by the Holders for a determination of Fair Market Value then the parties shall submit such dispute (any such dispute, a “Fair Market Value Dispute”) to the Appraiser for resolution by it within thirty days thereafter; provided, further, that the Exercise Period shall be tolled until ten business days after such Fair Market Value Dispute has been finally determined by the Appraiser and notice of such determination has been provided to the Holders; provided, further, that in connection with a Change of Control Transaction the time periods set forth on Exhibit C shall be tolled until ten business days after such Fair Market Value Dispute has been finally determined by the Appraiser and notice of such determination has been provided to the Holders. Notwithstanding anything contained herein , in each case of clauses (A), (B) and (C) of the definition of Fair Market Value following a Public Offering and if the Shares are then Marketable Securities, the fair market value of the Shares shall be deemed to equal the average of the Volume Weighted Average Prices of the Shares during a period of twenty consecutive Trading Days ending on the Exercise Date or the date the Change of Control Transaction is first announced, as applicable. At the time of submission of the Fair Market Value Dispute to the Appraiser, the parties shall each submit to the Appraiser and to each other a memorandum explaining its respective position on the Fair Market Value Dispute in such detail as they may deem appropriate. The Appraiser, as soon as reasonably practicable after submission, shall consult with the parties jointly and decide the Fair Market Value Dispute. Each of the parties shall cooperate with the Appraiser and provide it with such access and information as such firm may require in order to render its determination. The Appraiser shall render such decision and report to the parties in writing specifying the reasons for its decision in reasonable detail, not later than thirty days following the date the Fair Market Value Dispute was submitted to it. The determination of the Appraiser shall be final, binding and conclusive, including through the expiration of this Warrant, and shall not be subject to appeal and shall be deemed to have been accepted by the parties; provided, that if such determination is rendered in connection with a Change of Control Transaction, any determination of Fair Market Value delivered by the Appraiser in connection therewith shall not be binding upon the parties if such Change of Control Transaction is not consummated.

(b)Appraiser. Within five business days after the twenty day or sixty day period (as applicable) described in Section 11(a) the Company shall give each of the Warrant holders and the Warrant Agent notice that the Appraiser will be appointed and the Appraiser shall be appointed by the Company within five business days after such notice is provided subject to the consent of Persons holding more than 50.1% of the Warrants (provided, that in determining whether the requisite number of Warrant holders have agreed to the appointment of the Appraiser, Warrants held by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be disregarded), which consent shall not be unreasonably withheld and which consent shall be presumed if the Company is not informed in writing to the contrary by Persons holding more than 50.1% of the Warrants (provided, that in determining whether the requisite number of Warrant holders have agreed to the appointment of the Appraiser, Warrants held by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be disregarded) prior to the appointment of the Appraiser; provided, that in determining whether the requisite number of Warrant holders have consented to the Appraiser, Warrants held by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be disregarded. The costs and expenses associated with the Appraiser shall be borne by the Company.

12.No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional Shares, or scrip representing fractional Shares, the Company shall make a cash payment therefor on the basis of the Fair Market Value per Share then in effect.

13.Transferability. This Warrant and the Warrant Shares may not be offered, sold, transferred, pledged or otherwise disposed of, in whole or in part, to any Person other than in accordance with applicable federal and state securities laws, and, in respect of the Warrant Shares only, also in accordance with the Articles and the Shareholders’ Agreement. In addition, no Holder shall Transfer any Warrants to any other Person if such Transfer would, if effected, result in the Company having more than 290 holders of record (as such concept is understood for purposes of Section 12(g) of the 1934 Act), as determined by the Company, in its sole discretion, acting reasonably; provided, however, that the foregoing restriction shall cease to apply after a Public Offering. For greater certainty, any Transfer that violates the foregoing shall be deemed to be null and void ab initio and of no force and effect, and the Company shall not in any way give effect to or be required to recognize any such impermissible Transfer.

14.Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the Holder and its permitted assigns, and shall be binding upon any entity succeeding to the Company by consolidation, merger or acquisition of all or substantially all of the Company’s assets. This Warrant and all rights hereunder are transferable by the Holder only pursuant to Section 13.

15.Rights of Shareholders. The Holder shall not be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor, subject to Section 227 of the British Columbia Business Corporations Act, provided the Holder is a Person whom the Court considers to be an appropriate Person to make an application under that section, shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

16.Expiration of Warrant. Subject to the provisions of Section 6, this Warrant shall expire and shall no longer be exercisable at 5:00 p.m., Eastern time, on June 9, 2014.

17.Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or electronic mail or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when received, at the following addresses (or at such other address for a party as shall be specified by like notice):
if to the Company, to:
One N. Dale Mabry Highway
Suite 950
Tampa, Florida 33609

Attention: General Counsel
Facsimile:
Electronic Mail: mmclark@masonite.com

with copies to:
Kirkland & Ellis LLP
Citigroup Center
153 East 53rd Street
New York, New York 10022-4611

Attention: Christian O. Nagler, Esq. and Joshua Korff, Esq.
Facsimile: (212) 446-4900
Electronic Mail: cnagler@kirkland.com and jkorff@kirkland.com

Goodmans LLP
250 Yonge Street, Suite 2400
Toronto,ON M5B 2M6

Attention: Celia Rhea and Brenda Gosselin
Facsimile: 416.979.1234
Electronic Mail: crhea@goodmans.ca and bgosselin@goodmans.ca

If to the Warrant Agent:
Computershare Trust Company of Canada
100 University Avenue
9th Floor, North Tower
Toronto, Ontario M5J 2Y1

Attention: Manager, Corporate Trust
Facsimile:    (416) 981-9777

Any notices and other communications required or permitted in this Warrant to be sent to any Holder shall be effective if in writing and a copy thereto is furnished to The Depositary Trust Company, or if applicable, a successor entity to the Depositary Trust Company that is a member of the U.S. Federal Reserve System and a registered clearing agency with the Securities and Exchange Commission (“DTC”) and/or The Canadian Depository for Securities Limited and its corporate group (including CDS Clearing and Depository Services Inc.), or, if applicable, a successor entity to The Canadian Depository for Securities Limited (“CDS”), as applicable, for posting of such notification through the electronic system of DTC and/or CDS, as applicable, for the purpose of communicating with Holders. Notice to the holder of record of any Warrants shall be deemed to be notice to the holder of such Warrants for all purposes hereof.

18.Governing Law. This Warrant and all claims arising out of or based upon this Warrant or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the Province of British Columbia without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

19.Consent to Jurisdiction; Waiver of Jury Trial.

(a)The Holder and the Warrant Agent, (a) hereby irrevocably submits to the exclusive jurisdiction of the courts sitting in the Province of British Columbia for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Warrant or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Subsidiaries and/or Affiliates to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above named courts is improper, or that this Warrant or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Warrant or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, any party to this Warrant may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by the laws of the Province of British Columbia, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 17 hereof is reasonably calculated to give actual notice.

(b)Waiver Of Jury Trial.

TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED AND SUBJECT TO EQUITABLE PRINCIPLES, THE HOLDER AND THE WARRANT AGENT HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. THE HOLDER, THE WARRANT AGENT AND THE COMPANY EACH ACKNOWLEDGE THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES THAT THIS SECTION 19(b) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN HOLDING THIS WARRANT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 19 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
20.Counterparts. This Warrant may be executed in one or more original or facsimile or electronically transmitted counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

21.Severability. If any term or other provision of this Warrant is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Warrant so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

22.Entire Agreement. This Warrant, the Articles and the Shareholders Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersedes any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof.

23.Section Titles. The section titles contained in this Warrant are inserted for convenience only and will not affect in any way the meaning or interpretation of this Warrant.

24.Warrant Agreement. This Global Warrant Certificate represents warrants of the Company issued or issuable under the provisions of an agreement (which agreement together with all other instruments supplemental or ancillary thereto is herein referred to as the “Warrant Agreement”) dated as of June 9, 2009, between the Company and the Warrant Agent, to which reference is hereby made for particulars of the rights of the holders of the Warrants, the Company and the Warrant Agent in respect thereof and the terms and conditions upon which the Warrants represented hereby are issued and held, all to the same effect as if the provisions of the Warrant Agreement were herein set forth in full, to all of which the holder of this Warrant by acceptance hereof assents, it being expressly understood that the provisions of the Warrant Agreement and this Global Warrant Certificate are for the sole benefit of the Company, the Warrant Agent and the holders of Warrants. Words and terms in this Global Warrant Certificate with the initial letter or letters capitalized and not defined herein shall have the meanings ascribed to such capitalized words and terms in the Warrant Agreement. A copy of the Warrant Agreement may be obtained on request without charge from the Company, at One N. Dale Mabry Highway, Suite 950, Tampa, FL 33609.

[Signature page to follow]
This Warrant Certificate shall not be valid for any purpose until it has been countersigned by or on behalf of the Warrant Agent for the time being under the Warrant Agreement.

[Signature page to follow]
Issued this 9th day of June, 2009.

MASONITE INC.

Name:
Title:

This Warrant Certificate is one of the Global Warrant Certificates referred to in the Warrant Agreement.
Dated:

computershare trust company of canada
By

Authorized Officer

EXHIBIT A
NOTICE OF EXERCISE
TO:    MASONITE INC.

Attention:
Dated: ___________
1.    The undersigned hereby elects to purchase ___________ Shares pursuant to the terms of the attached Warrant.
2.    (Please check one):
______ The undersigned hereby elects to exercise the attached Warrant by payment of immediately available funds, and herewith tenders payment for such Shares to the order of Masonite Inc. in the amount of $___________ in accordance with the terms of the attached Warrant.
______ The undersigned hereby elects to exercise the attached Warrant by cashless exercise, and hereby elects to receive a number of Shares pursuant to such cashless exercise as calculated in accordance with the terms of the attached Warrant.
3.    If the said number of Shares is less than all of the Shares purchasable pursuant to the attached Warrant, the undersigned requests that a new Warrant representing the remaining balance of the unpurchased Shares with identical terms to the attached Warrant be issued and that such new Warrant be registered in the name of the undersigned and to the address as specified above:
_________________________________
(Name)
_________________________________
_________________________________
_________________________________
(Address)

5.    The undersigned acknowledges that the Shares have not been registered under the Securities Act or the securities laws of any state of the United States or any province in Canada, and that any transfer of the Shares is subject to the terms of the Warrant, the Articles and the Shareholders’ Agreement.

________________________________
(Signature)
________________________________
(Name)
________________________________
(Title)

EXHIBIT B
FORM OF TRANSFER
(To be signed only upon transfer of Warrant)
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________ the right represented by the attached Warrant to purchase shares of common stock of MASONITE INC., a company continued under the laws of British Columbia, to which the attached Warrant relates, and appoints ______________ attorney to transfer such right on the books of __________, with full power of substitution in the premises.
The undersigned has received and read a copy of the Shareholders’ Agreement and the Articles as currently in effect and has complied with all the provisions thereof and as contemplated in this Warrant relating to the transfer of Warrants, including delivery of the Joinder Agreement to the Company attached as Exhibit A to the Shareholders’ Agreement.
Dated: ____________________

(Signature must conform in all respects to name of Holder as specified in the Warrant)

Address:

Signed in the presence of:

EXHIBIT C
Volatility
For any determination of Fair Market Value made in the case of clause (B) of the definition of Fair Market Value, the volatility shall be no greater than the amounts set forth below during the time periods specified below:

From the date hereof up to and including the third (3rd) anniversary of the date hereof: 40%, per annum.

After the third (3rd) anniversary of the date hereof up to and including the expiration of this Warrant: 30%, per annum.

EXHIBIT A.II

THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT ARE TRANSFERABLE ONLY IN ACCORDANCE WITH THE PROVISIONS OF A SHAREHOLDERS AGREEMENT, MADE AS OF JUNE 9, 2009 TO WHICH THE COMPANY AND ITS SHAREHOLDERS ARE PARTIES AND THE ARTICLES OF THE COMPANY, AND ANY HOLDER OF SHARES OF THE COMPANY (WHETHER ACQUIRED UPON ISSUANCE OR TRANSFER) SHALL BE, AND BE DEEMED TO BE A PARTY TO AND BOUND BY THAT AGREEMENT AND THE ARTICLES OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR WARRANTS IN DEFINITIVE FORM, THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. THE DEPOSITORY TRUST COMPANY (“DTC”) (55 WATER STREET, NEW YORK, NEW YORK) SHALL ACT AS THE DEPOSITORY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
SO LONG AS THE DEPOSITORY TRUST COMPANY, CDS CLEARING AND DEPOSITORY SERVICES INC., AND/OR ANY OF THEIR NOMINEES IS THE REGISTERED OWNER OF ANY WARRANTS, UNLESS (I) THE BOARD OF DIRECTORS OF THE COMPANY PROVIDES OTHERWISE OR (II) A PUBLIC OFFERING OF SHARES HAS OCCURRED, OWNERS OF BENEFICIAL INTERESTS IN SUCH WARRANTS WILL NOT BE ENTITLED TO HAVE SUCH WARRANTS REGISTERED IN THEIR NAMES.
ALL REFERENCES IN THIS WARRANT TO THE HOLDER OR OWNER OF THIS WARRANT SHALL BE DEEMED TO ALSO REFER TO THE HOLDER OR OWNER OF A BENEFICIAL INTEREST IN THIS WARRANT.

Warrant No._________                    Void after June 9, 2016

MASONITE INC.
WARRANT TO PURCHASE SHARES

This WARRANT TO PURCHASE SHARES (this “Warrant”) is issued to Cede & Co. (the “Holder”), by Masonite Inc., a corporation continued under the laws of British Columbia (the “Company”).
1.Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing), to purchase from the Company up to 2,500,001 fully paid and nonassessable Shares as such term is defined in Section 4(o), subject to adjustments in accordance with the terms of this Warrant (as so adjusted, the “Warrant Shares”).
2.    Exercise Price. The exercise price for the Warrant Shares shall be $50.77 per Share, subject to adjustments in accordance with the terms of this Warrant (as so adjusted, the “Exercise Price”).
3.    Exercise Period. Subject to the provisions of Section 6, this Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof and ending on the expiration of this Warrant pursuant to Section 16 hereof.
4.    Definitions.
(a)    1934 Act. The term “1934 Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.
(b)    Affiliate. The term “Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such specified Person.
(c)    Appraiser. The term “Appraiser” shall mean a nationally recognized independent investment banking firm in the U.S. or Canada.
(d)    Articles. The term “Articles” shall mean, collectively, the Notice of Articles and the Articles of the Company.
(e)    Change of Control Transaction. The term “Change of Control Transaction” shall mean a transaction that is a Drag-Along Sale as defined in the Articles, as in effect on the date hereof, and which, for the avoidance of doubt, shall include a sale or merger of the Company, approved by the board and by holders of Shares holding at least 50% of the then issued and outstanding Shares.
(f)    Control. The term “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(g)    Exercise Date. The term “Exercise Date” shall mean the date on which the Warrant is exercised pursuant to Section 5, including payment of the Exercise Price thereof pursuant to Section 5.
(h)    Fair Market Value. The term “Fair Market Value” shall mean, as of any date of determination, (A) in the case of an Extraordinary Distribution (as such term is defined in Section 10(c)), the fair market value of any securities or assets paid, distributed or acquired, as the case may be, (B) in the case of Section 5(b) and Section 6, the fair market value of the Warrant Shares and the Warrants, respectively, which shall be determined based on such factors as the Person making such determination shall consider relevant, including without limitation (v) the aggregate fair market value of the equity of the Company and its subsidiaries, on a consolidated basis, on the date of determination, (w) the risk free rate at the time of valuation, (x) the Exercise Price, (y) the amount of time remaining in the Exercise Period (assuming the Warrant remained exercisable until the date set forth in Section 16 and was not earlier terminated pursuant to Section 6) and (z) the volatility of the equity value of the Company and its subsidiaries, on a consolidated basis assuming the equity of the Company were publicly traded, which volatility shall be no greater than the amounts set forth in Exhibit C for the time periods set forth thereon; provided, that, in the case of Section 6, if the consideration per Share (including the Fair Market Value of any such consideration to the extent that it is not cash) paid in such transaction exceeds the Exercise Price, the fair market value of this Warrant shall be deemed to equal the greater of (i) the excess of such consideration per Share (including the Fair Market Value of any such consideration to the extent that it is not cash) over the Exercise Price or (ii) an amount equal to fifty percent of the fair market value of this Warrant at the time of the consummation of the Change of Control Transaction(such fair market value to be determined in accordance with clauses (v) through (z) of this definition, provided that the aggregate fair market value of equity pursuant to clause (v) above shall be deemed to give rise to a value per Share equal to the Exercise Price), or (C) in the case of Section 12, the fair market value of the Shares. For the avoidance of doubt, the Appraiser shall not, in considering the factors enumerated in clause (B) of the preceding sentence, take into account any discounts for minority status or if the holder of the Warrant Shares, Shares or Warrants controls the Company, any premium that such holder of the Warrant Shares, Shares or Warrants would receive in an arms-length transfer of such Warrant Shares, Shares or Warrants as a result of such holder transferring control of the Company, unless such premium is available to all holders of the same securities.
(i)    Marketable Securities. The term “Marketable Securities” shall mean securities that are (i) traded on an established U.S. national or non-U.S. securities exchange or (ii) reported through NASDAQ or established over-the-counter trading system, in each cases of clauses (i) and (ii) for which there is a public float of at least $20 million held by non-Affiliates of the Company.
(j)    Plan. The term “Plan” shall mean, together, the plan of arrangement effected on June 9, 2009 pursuant to Section 192 of the Canada Business Corporations Act, and the Joint Plan of Reorganization pursuant to Chapter 11 of the U.S. Bankruptcy Code completed on June 9, 2009.
(k)    Person. The term “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.
(l)    Public Offering. The term “Public Offering” shall mean an offering of Shares to the public in the United States by means of a U.S. Prospectus, where the securities are thereafter listed for trading on the New York Stock Exchange or on any other nationally recognized stock exchange or active over-the-counter market in North America acceptable to the Board of Directors of the Company.
(m)    “Qualified Initial Public Offering. The term “Qualified Initial Public Offering” shall mean the completion of an underwritten Public Offering representing at least 10% of the Fully Diluted Eligible Shares of the Company, other than registrations on Form S-4 (business combinations) or Form S-8 (employee benefit plans).
(n)    Securities Act. The term “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.
(o)    Shares. The term “Shares” shall mean the Company’s common shares or other shares and other securities into which such shares are converted, exchanged or reclassified.
(p)    Shareholders’ Agreement. The term “Shareholders’ Agreement” shall mean the shareholders’ agreement dated June 9, 2009 adopted pursuant to the Plan as amended, modified or supplemented from time to time; provided, that any amendment, modification or supplement that treats the Warrant holders in an inconsistent and adverse manner as contrasted to the holders of the Shares shall not be effective as to the Warrant holders without the prior written consent of Persons holding more than 50.1% of the Warrants as of the time of the applicable amendment, modification or supplement.
(q)    Trading Day. The term “Trading Day” shall mean with respect to the Shares a day during which trading of the Shares generally occurs on the principal U.S. national or non-U.S. securities exchange on which the Shares are then listed or, if the Shares are not listed on a U.S. national or non-U.S. securities exchange, on the automated quotation system on which the Shares are then authorized for quotation.
(r)    Transfer. The term “Transfer” shall mean any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of this Warrant, any interest or rights in this Warrant, including without limitation any beneficial interest.
(s)    U.S. Prospectus. The term “U.S. Prospectus” shall mean any prospectus included in any registration statement under the Securities Act, as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, Canadian wrappers (to the extent determined necessary and/or desirable by the Board of Directors of the Company) and all materials incorporated by reference therein.
(t)    Volume Weighted Average Price. The term “Volume Weighted Average Price” of the Shares on any date means the volume weighted average sale price per share on such date on the principal U.S. national or non-U.S. securities exchange on which the Shares are then listed or, if the Shares are not listed on a U.S. national or non-U.S. securities exchange, an automated quotation system on which the Shares are then listed or authorized for quotation.

5.    Method of Exercise.

(a)    Subject to Section 3, the Holder may exercise this Warrant, in whole or in part, by delivering this Warrant to the principal office of the Company (or to such other place as the Company shall notify the Holder hereof in writing) (i) a written notice of exercise in the form of Exhibit A (an “Exercise Notice”), and (ii) either (A) a statement by the Holder of its election to exercise this Warrant on a cashless basis as described in Section 5(b) or (B) payment of an amount equal to the Exercise Price multiplied by the number of Warrant Shares being purchased by the Holder upon exercise of the Warrant in immediately available funds (the “Aggregate Exercise Price”). The Holder shall be deemed to have become a holder of record of such Warrant Shares as of the Exercise Date.
(b)    Beginning on the date that is six months prior to the expiration of this Warrant, in lieu of paying the Exercise Price in cash upon exercise of this Warrant, the Holder may elect to forfeit that number of Warrant Shares which have a Fair Market Value equal to the Aggregate Exercise Price of the Warrant Shares being purchased (“Net Issuance”). If the Holder elects the Net Issuance method of payment, the Company shall issue to the Holder upon exercise a number of Warrant Shares determined in accordance with the following formula:

X =	Y (A-B)
A

where:    X =    the number of Warrant Shares to be issued to the Holder;

Y =     the number of Warrant Shares with respect to which the Holder is exercising its purchase rights under this Warrant;

A =     the Fair Market Value of one (1) Warrant Share on the Exercise Date; and

B =    the Exercise Price.
(c)    As a condition to the exercise of this Warrant, prior to any Shares being issued, unless the Holder is already a party to the Shareholders’ Agreement at the time of the proposed exercise, the Holder shall execute and deliver to the Company a joinder agreement to the Shareholders’ Agreement; provided however, that the foregoing restriction shall cease to apply after a Qualified Initial Public Offering.
(d)    No Shares will be issued upon exercise of this Warrant unless the Shares are issued through a depository and beneficial ownership in such Share is to be held through a bank or broker that is already considered a holder of the Shares for purposes of determining the number of holders of record (as such concept is understood for purposes of Section 12(g) of the 1934 Act), as determined by the Company, in its sole discretion, acting reasonably; provided, however, that the foregoing restriction shall cease to apply after a Public Offering.
6.    Exercise In the Event of a Change of Control Transaction. Upon the consummation of a Change of Control Transaction, this Warrant shall be automatically cancelled and deemed surrendered to the Company and the Company shall pay in exchange therefor immediately available funds in an amount equal to the Fair Market Value of this Warrant.

7.    New Warrant If this Warrant is exercised in part, then the Company shall issue, or cause to have issued, to the Holder a new warrant with identical terms to this Warrant, but with the amount of Shares subject to such new warrant being reduced by the number of Shares theretofore issued pursuant to all exercises of the purchase rights evidenced by this Warrant or any replacement thereof.
8.    Payment of Taxes. The Company shall pay any documentary, stamp or similar issue or transfer taxes with respect to the issue or delivery of the Warrant Shares. However, the Holder shall pay any tax or duty which may be payable relating to any transfer involving the issuance or delivery of Shares in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.
9.    Reservation and Registration of Shares. The Company covenants and agrees to the Holder and the Warrant Agent as follows:
(a)    All Warrant Shares that are issued upon the exercise of this Warrant shall, upon issuance, be validly issued, not subject to any preemptive rights (other than those granted in favor of the shareholders of the Company as set forth in the Articles), and be free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issuance thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue.
(b)    The Company shall at all times keep available and free from preemptive rights (other than those granted in favor of the shareholders of the Company as set forth in the Articles), a sufficient number of Shares to provide for the exercise of the rights represented by this Warrant.
(c)    The Company shall not, by amendment of its Articles through any reorganization, transfer of assets, spin off, consolidation, merger, amalgamation dissolution, issue or sale of securities or any other action or inaction, seek to avoid the observance or performance of any of the terms of this Warrant.
10.    Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:
(a)    Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide the Shares, by split‑up or otherwise, or combine the Shares, or issue additional Shares as a dividend, the number of Warrant Shares shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Any adjustment under this Section 10(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend. If the number of Warrant Shares is adjusted as provided for in this Section 10(a), the Exercise Price shall be adjusted by multiplying the Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares immediately after such adjustment.
(b)    Reclassification, Reorganization and Consolidation. Except as provided in Section 6, in case of any reclassification, merger (in which the beneficial owners of the Company immediately prior to such merger remain the beneficial owners of the Company immediately after such merger in the same relative percentages), amalgamation, consolidation, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 10(a)), then the Company shall make appropriate provision so that the Holder shall have the right at any time thereafter and prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant in whole for all Warrant Shares, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, merger (in which the beneficial owners of the Company immediately prior to such merger remain the beneficial owners of the Company immediately after such merger in the same relative percentages), amalgamation, consolidation, reorganization or change by a holder of the same number of Shares as the number of Warrant Shares immediately prior to such reclassification, merger (in which the beneficial owners of the Company immediately prior to such merger remain the beneficial owners of the Company immediately after such merger in the same relative percentages), amalgamation, consolidation, capital reorganization, or change. In any such case the Board of Directors of the Company shall determine in good faith other appropriate provisions with respect to the rights and interests of the Holder so that the provisions hereof shall thereafter be applicable with respect to any securities and property deliverable upon exercise hereof.
(c)    Extraordinary Distributions. If the Company shall at any time prior to the expiration of this Warrant (i) make distributions (by dividend or otherwise) of any assets to all of the holders of the Shares (other than to those holding restricted Shares) (including but not limited to cash, securities, or warrants to purchase securities (including but not limited to the Shares)), other than a regular dividend following a Public Offering, (ii) grant rights to purchase securities to all of the holders of the Shares (other than to those holding restricted Shares), (iii) offer securities of the Company to all of the holders of the Shares (other than to those holding restricted Shares), regardless of whether or not all such holders purchased such securities, or (iv) make any offer to purchase all of the Shares (other than to those holding restricted Shares), in the case of clauses (ii) and (iii) at a price below Fair Market Value, and in the case of clause (iv) at a price above Fair Market Value, and in each case of clauses (i), (ii), (iii) and (iv) other than as described in Section 10(a) or Section 10(b) (any such non-excluded event being referred to herein as an “Extraordinary Distribution”), then the Exercise Price shall be decreased, effective immediately after (x) the record or other distribution date of such Extraordinary Distribution, by the amount of cash and/or Fair Market Value of any securities or assets paid or distributed on each Share in respect of such Extraordinary Distribution, (y) in the case of clauses (ii) and (iii), on the date of the issuance of such securities by the amount attributable to each outstanding Share of the excess of the amount of proceeds such securities would have produced had they been sold at Fair Market Value over the actual amount of proceeds or (z) in the case of clause (iv), on the date of the consummation of such offer to purchase the Shares by the amount attributable to each outstanding Share of the excess of the consideration paid for the Shares over the Fair Market Value of the Shares.
(d)    Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of this Warrant, or in the Exercise Price, the Company shall promptly notify the Holder and the Warrant Agent of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant and, if applicable, the adjusted Exercise Price.
(e)    Other Notices. In case at any time or from time to time the Company shall enter into any agreement regarding a transaction described in Section 6 or Section 10 then the Company shall promptly send the Holder and the Warrant Agent a notice stating, as applicable (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Shares of record to be entitled to such dividend, distribution or granting of rights or warrants are to be determined, or (B) the date on which such transaction is expected to become effective and the date as of which it is expected that holders of Shares of record shall be entitled to exchange their Shares for shares of stock or other securities or property or cash deliverable upon such transaction.
(f)    Par Value of Shares. In no event shall the Exercise Price be adjusted below zero.
11.    Determination of Fair Market Value.
(a)    Determination. In the case of clauses (A) and (C) of the definition of Fair Market Value, determinations of Fair Market Value shall be made by the Board of Directors of the Company acting in good faith and after considering the advice of independent financial experts. In the case of clause (B) of the definition of Fair Market Value, determinations of Fair Market Value shall be made by mutual agreement between (i) Persons holding more than 50.1% of the Warrants and (ii) the Company; provided, that in determining whether the requisite number of Warrant holders have agreed to such Fair Market Value, Warrants held by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be disregarded; provided further, that if such agreement is not reached within twenty days (in the case of a determination in connection with a Change of Control Transaction) or sixty days (in all other cases) following a request by the Holders for a determination of Fair Market Value then the parties shall submit such dispute (any such dispute, a “Fair Market Value Dispute”) to the Appraiser for resolution by it within thirty days thereafter; provided, further, that the Exercise Period shall be tolled until ten business days after such Fair Market Value Dispute has been finally determined by the Appraiser and notice of such determination has been provided to the Holders; provided, further, that in connection with a Change of Control Transaction the time periods set forth on Exhibit C shall be tolled until ten business days after such Fair Market Value Dispute has been finally determined by the Appraiser and notice of such determination has been provided to the Holders. Notwithstanding anything contained herein , in each case of clauses (A), (B) and (C) of the definition of Fair Market Value following a Public Offering and if the Shares are then Marketable Securities, the fair market value of the Shares shall be deemed to equal the average of the Volume Weighted Average Prices of the Shares during a period of twenty consecutive Trading Days ending on the Exercise Date or the date the Change of Control Transaction is first announced, as applicable. At the time of submission of the Fair Market Value Dispute to the Appraiser, the parties shall each submit to the Appraiser and to each other a memorandum explaining its respective position on the Fair Market Value Dispute in such detail as they may deem appropriate. The Appraiser, as soon as reasonably practicable after submission, shall consult with the parties jointly and decide the Fair Market Value Dispute. Each of the parties shall cooperate with the Appraiser and provide it with such access and information as such firm may require in order to render its determination. The Appraiser shall render such decision and report to the parties in writing specifying the reasons for its decision in reasonable detail, not later than thirty days following the date the Fair Market Value Dispute was submitted to it. The determination of the Appraiser shall be final, binding and conclusive, including through the expiration of this Warrant, and shall not be subject to appeal and shall be deemed to have been accepted by the parties; provided, that if such determination is rendered in connection with a Change of Control Transaction, any determination of Fair Market Value delivered by the Appraiser in connection therewith shall not be binding upon the parties if such Change of Control Transaction is not consummated.
(b)    Appraiser. Within five business days after the twenty day or sixty day period (as applicable) described in Section 11(a) the Company shall give each of the Warrant holders and the Warrant Agent notice that the Appraiser will be appointed and the Appraiser shall be appointed by the Company within five business days after such notice is provided subject to the consent of Persons holding more than 50.1% of the Warrants (provided, that in determining whether the requisite number of Warrant holders have agreed to the appointment of the Appraiser, Warrants held by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be disregarded), which consent shall not be unreasonably withheld and which consent shall be presumed if the Company is not informed in writing to the contrary by Persons holding more than 50.1% of the Warrants (provided, that in determining whether the requisite number of Warrant holders have agreed to the appointment of the Appraiser, Warrants held by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be disregarded) prior to the appointment of the Appraiser; provided, that in determining whether the requisite number of Warrant holders have consented to the Appraiser, Warrants held by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be disregarded. The costs and expenses associated with the Appraiser shall be borne by the Company.
12.    No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional Shares, or scrip representing fractional Shares, the Company shall make a cash payment therefor on the basis of the Fair Market Value per Share then in effect.
13.    Transferability. This Warrant and the Warrant Shares may not be offered, sold, transferred, pledged or otherwise disposed of, in whole or in part, to any Person other than in accordance with applicable federal and state securities laws, and, in respect of the Warrant Shares only, also in accordance with the Articles and the Shareholders’ Agreement. In addition, no Holder shall Transfer any Warrants to any other Person if such Transfer would, if effected, result in the Company having more than 290 holders of record (as such concept is understood for purposes of Section 12(g) of the 1934 Act), as determined by the Company, in its sole discretion, acting reasonably; provided, however, that the foregoing restriction shall cease to apply after a Public Offering. For greater certainty, any Transfer that violates the foregoing shall be deemed to be null and void ab initio and of no force and effect, and the Company shall not in any way give effect to or be required to recognize any such impermissible Transfer.
14.    Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the Holder and its permitted assigns, and shall be binding upon any entity succeeding to the Company by consolidation, merger or acquisition of all or substantially all of the Company’s assets. This Warrant and all rights hereunder are transferable by the Holder only pursuant to Section 13.
15.    Rights of Shareholders. The Holder shall not be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor, subject to Section 227 of the British Columbia Business Corporations Act, provided the Holder is a Person whom the Court considers to be an appropriate Person to make an application under that section, shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.
16.    Expiration of Warrant. Subject to the provisions of Section 6, this Warrant shall expire and shall no longer be exercisable at 5:00 p.m., Eastern time, on June 9, 2016.
17.    Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or electronic mail or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when received, at the following addresses (or at such other address for a party as shall be specified by like notice):
if to the Company, to:
One N. Dale Mabry Highway
Suite 950
Tampa, Florida 33609

Attention: General Counsel
Facsimile:
Electronic Mail: mmclark@masonite.com

with copies to:
Kirkland & Ellis LLP
Citigroup Center
153 East 53rd Street
New York, New York 10022-4611

Attention: Christian O. Nagler, Esq. and Joshua Korff, Esq.
Facsimile: (212) 446-4900
Electronic Mail: cnagler@kirkland.com and jkorff@kirkland.com

Goodmans LLP
250 Yonge Street, Suite 2400
Toronto,ON M5B 2M6

Attention: Celia Rhea and Brenda Gosselin
Facsimile: 416.979.1234
Electronic Mail: crhea@goodmans.ca and bgosselin@goodmans.ca

If to the Warrant Agent:
Computershare Trust Company of Canada
100 University Avenue
9th Floor, North Tower
Toronto, Ontario M5J 2Y1

Attention: Manager, Corporate Trust
Facsimile:    (416) 981-9777

Any notices and other communications required or permitted in this Warrant to be sent to any Holder shall be effective if in writing and a copy thereto is furnished to The Depositary Trust Company, or if applicable, a successor entity to the Depositary Trust Company that is a member of the U.S. Federal Reserve System and a registered clearing agency with the Securities and Exchange Commission (“DTC”) and/or The Canadian Depository for Securities Limited and its corporate group (including CDS Clearing and Depository Services Inc.), or, if applicable, a successor entity to The Canadian Depository for Securities Limited (“CDS”), as applicable, for posting of such notification through the electronic system of DTC and/or CDS, as applicable, for the purpose of communicating with Holders. Notice to the holder of record of any Warrants shall be deemed to be notice to the holder of such Warrants for all purposes hereof.

18.    Governing Law. This Warrant and all claims arising out of or based upon this Warrant or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the Province of British Columbia without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
19.    Consent to Jurisdiction; Waiver of Jury Trial.
(a)    The Holder and the Warrant Agent, (a) hereby irrevocably submits to the exclusive jurisdiction of the courts sitting in the Province of British Columbia for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Warrant or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Subsidiaries and/or Affiliates to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above named courts is improper, or that this Warrant or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Warrant or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, any party to this Warrant may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by the laws of the Province of British Columbia, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 17 hereof is reasonably calculated to give actual notice.
(b)    Waiver Of Jury Trial.
TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED AND SUBJECT TO EQUITABLE PRINCIPLES, THE HOLDER AND THE WARRANT AGENT HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED

UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. THE HOLDER, THE WARRANT AGENT AND THE COMPANY EACH ACKNOWLEDGE THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES THAT THIS SECTION 19(b) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN HOLDING THIS WARRANT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 19 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
20.    Counterparts. This Warrant may be executed in one or more original or facsimile or electronically transmitted counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
21.    Severability. If any term or other provision of this Warrant is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Warrant so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.
22.    Entire Agreement. This Warrant, the Articles and the Shareholders Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersedes any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof.
23.    Section Titles. The section titles contained in this Warrant are inserted for convenience only and will not affect in any way the meaning or interpretation of this Warrant.
24.    Warrant Agreement. This Global Warrant Certificate represents warrants of the Company issued or issuable under the provisions of an agreement (which agreement together with all other instruments supplemental or ancillary thereto is herein referred to as the “Warrant Agreement”) dated as of June 9, 2009, between the Company and the Warrant Agent, to which reference is hereby made for particulars of the rights of the holders of the Warrants, the Company and the Warrant Agent in respect thereof and the terms and conditions upon which the Warrants represented hereby are issued and held, all to the same effect as if the provisions of the Warrant Agreement were herein set forth in full, to all of which the holder of this Warrant by acceptance hereof assents, it being expressly understood that the provisions of the Warrant Agreement and this Global Warrant Certificate are for the sole benefit of the Company, the Warrant Agent and the holders of Warrants. Words and terms in this Global Warrant Certificate with the initial letter or letters capitalized and not defined herein shall have the meanings ascribed to such capitalized words and terms in the Warrant Agreement. A copy of the Warrant Agreement may be obtained on request without charge from the Company, at One N. Dale Mabry Highway, Suite 950, Tampa, FL 33609.

[Signature page to follow]
This Warrant Certificate shall not be valid for any purpose until it has been countersigned by or on behalf of the Warrant Agent for the time being under the Warrant Agreement.

[Signature page to follow]
Issued this 9th day of June, 2009.

MASONITE INC.
By

Name:
Title:

This Warrant Certificate is one of the Global Warrant Certificates referred to in the Warrant Agreement.
Dated:

COMPUTERSHARE TRUST COMPANY OF CANADA
By

Authorized Officer

EXHIBIT A
NOTICE OF EXERCISE
TO:    MASONITE INC.

Attention:
Dated: ___________
1.    The undersigned hereby elects to purchase ___________ Shares pursuant to the terms of the attached Warrant.
2.    (Please check one):
______ The undersigned hereby elects to exercise the attached Warrant by payment of immediately available funds, and herewith tenders payment for such Shares to the order of Masonite Inc. in the amount of $___________ in accordance with the terms of the attached Warrant.
______ The undersigned hereby elects to exercise the attached Warrant by cashless exercise, and hereby elects to receive a number of Shares pursuant to such cashless exercise as calculated in accordance with the terms of the attached Warrant.
3.    If the said number of Shares is less than all of the Shares purchasable pursuant to the attached Warrant, the undersigned requests that a new Warrant representing the remaining balance of the unpurchased Shares with identical terms to the attached Warrant be issued and that such new Warrant be registered in the name of the undersigned and to the address as specified above:
_________________________________
(Name)
_________________________________
_________________________________
_________________________________
(Address)

5.    The undersigned acknowledges that the Shares have not been registered under the Securities Act or the securities laws of any state of the United States or any province in Canada, and that any transfer of the Shares is subject to the terms of the Warrant, the Articles and the Shareholders’ Agreement.

________________________________
(Signature)
________________________________
(Name)
________________________________
(Title)

EXHIBIT B
FORM OF TRANSFER
(To be signed only upon transfer of Warrant)
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________ the right represented by the attached Warrant to purchase shares of common stock of MASONITE INC., a company continued under the laws of British Columbia, to which the attached Warrant relates, and appoints ______________ attorney to transfer such right on the books of __________, with full power of substitution in the premises.
The undersigned has received and read a copy of the Shareholders’ Agreement and the Articles as currently in effect and has complied with all the provisions thereof and as contemplated in this Warrant relating to the transfer of Warrants, including delivery of the Joinder Agreement to the Company attached as Exhibit A to the Shareholders’ Agreement.
Dated: ____________________

(Signature must conform in all respects to name of Holder as specified in the Warrant)

Address:

Signed in the presence of:

EXHIBIT C
VOLATILITY
For any determination of Fair Market Value made in the case of clause (B) of the definition of Fair Market Value, the volatility shall be no greater than the amounts set forth below during the time periods specified below:

From the date hereof up to and including the third (3rd) anniversary of the date hereof: 40%, per annum.

After the third (3rd) anniversary of the date hereof up to and including the expiration of this Warrant: 30%, per annum.